EXHIBIT 24
REGISTRATION STATEMENT
POWER OF ATTORNEY

The Timken Company Employee Savings Plan
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Company”), hereby (1) constitutes and appoints Glenn A. Eisenberg, William R. Burkhart and Scott A. Scherff, collectively and individually, as his or her agent and attorney-in-fact, with full power of substitution and resubstitution, to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) one or more Registration Statements on Form S-8, or other appropriate form (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock, without par value, of the Company issuable pursuant to The Timken Company Employee Savings Plan (the “Plan”), and if required, the related participation interests under the Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises; and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.
     IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 5th day of March 2009.

/s/ Phillip R. Cox	/s/ J. Ted Mihaila

Phillip R. Cox	J. Ted Mihaila
(Principal Accounting Officer)

/s/ Glenn A. Eisenberg	/s/ Joseph W. Ralston

Glenn A. Eisenberg	Joseph W. Ralston
(Principal Financial Officer)

/s/ James W. Griffith	/s/ John P. Reilly

James W. Griffith	John P. Reilly
(Principal Executive Officer)

/s/ Jerry J. Jasinowski	/s/ Frank C. Sullivan

Jerry J. Jasinowski	Frank C. Sullivan

/s/ John A. Luke, Jr.	/s/ John M. Timken, Jr.

John A. Luke, Jr.	John M. Timken, Jr.

/s/ Robert W. Mahoney	/s/ Ward J. Timken

Robert W. Mahoney	Ward J. Timken

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/s/ Ward J. Timken, Jr.
Ward J. Timken, Jr.

/s/ Joseph F. Toot, Jr.
Joseph F. Toot, Jr.

/s/ Jacqueline F. Woods
Jacqueline F. Woods

9